Exhibit 10.5

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of October 15, 2007 (“Agreement”) by and among Stone Tan China Acquisition Corp., a Delaware corporation (“Company”), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated October 15, 2007 (“Underwriting Agreement”) with Morgan Joseph & Co., Inc. (“Morgan Joseph”), as representative of the underwriters named therein (collectively, “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 30,000,000 units (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant, each warrant to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated October 15, 2007 (“Prospectus”) comprising part of the Company’s Registration Statements on Form S-1 (File Nos. 333-142729 and 333-146772) under the Securities Act of 1933, as amended (collectively, the “Registration Statement”), declared effective on October 15, 2007 (“Effective Date”); and

WHEREAS, the Initial Stockholders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of their shares of Common Stock as set forth opposite their respective names in Schedule A attached hereto (collectively “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, certain of the Initial Stockholders have agreed to purchase warrants (the “Founders’ Warrants”) in a private placement prior to the consummation of the offering, and to deposit all of their Founders’ Warrants in escrow in the amounts set forth opposite their respective names in Schedule B attached hereto the (the “Escrow Warrants” and together with the Escrow Shares, the “Escrow Securities”); and

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1.                                       Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.                                       Deposit of Escrow Securities. With respect to the Escrow Securities, each of the Initial Stockholders shall deliver on or prior to the Effective Date to the Escrow Agent certificates representing his or her respective Escrow Securities that have been issued as of such date, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges and agrees that the certificates representing his or her Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3.                                       Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Securities until, with respect to the Escrow Shares, one year from the closing date of a Business Combination, and with respect to the Escrow Warrants, 30 days from the closing date of a Business Combination (as applicable, the “Escrow Period”), on which dates it shall, upon written instructions from the Chief Executive Officer of the Company, disburse each of the Initial Stockholders’ applicable Escrow Securities to such Initial Stockholder; provided, however, that if the Underwriters do not exercise their over-allotment option in full, up to 1,125,000 of Escrow Shares shall be released to the Company upon written instruction from the Company; provided, further, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company is being liquidated at any time during the applicable Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Initial Stockholders upon consummation of such transaction so that they can similarly participate. Upon written instructions from the Company advising that a Business Combination has been consummated and that public stockholders holding in excess of 20% of the shares of Common Stock issued pursuant to the Registration Statement exercise the right to redeem their shares for cash as described in the Registration Statement, the Escrow Agent will release and deliver to the Company for cancellation on a pro rata basis certificates representing that number of Escrow Shares (up to a maximum of 937,500) which results in the Initial Stockholders collectively owning no more then 23.81% of the Company’s outstanding Common Stock immediately prior to the consummation of the Business Combination after giving effect to the redemption. Such instructions shall be set forth both the number of shares the Company is redeeming and the number of Escrow Securities to be delivered to the Company for cancellation. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.                                       Rights of Initial Stockholders in Escrow Securities.

4.1                                 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company with respect to the Escrow Shares during the applicable Escrow Period, including, without limitation, the right to vote such shares.

4.2                                 Dividends and Other Distributions in Respect of the Escrow Shares. During the applicable Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3                                 Restrictions on Transfer. During the applicable Escrow Period, no sale, transfer or other disposition may be made of the Escrow Securities except (i) in transfers resulting from death, (ii) by operation of law, (iii) for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (iv) to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Securities. During the applicable Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.4                                 Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Morgan Joseph and the Company, dated as indicated on Schedule A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

5.                                       Concerning the Escrow Agent.

5.1                                 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2                                 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the

Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3                                 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The Escrow Agent shall bill the Company on a monthly basis for services rendered.

5.4                                 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5                                 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Morgan Joseph, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6                                 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7                                 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.             Miscellaneous.

6.1                                 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2                                 Third-Party Beneficiaries. Each of the Initial Shareholders hereby acknowledges that Morgan Joseph is a third-party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of Morgan Joseph.

6.3                                 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4                                 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5                                 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6                                 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Stone Tan China Acquisition Corp.
Suite 1A, 11th Floor, Tower 1

China Hong Kong City

33 Canton Road

Kowloon, Hong Kong
Attn: Richard Tan, President and Chief Executive Officer

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Felix Orihuela, Vice President and Senior Account Executive

A copy of any notice sent hereunder shall be sent to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Fran Stoller, Esq.

and:

Morgan Joseph & Co., Inc.
600 Fifth Avenue
19th Floor
New York, New York 10020
Attn: Tina Pappas

and:

DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: Jonathan Klein, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7                                 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8                                 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

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WITNESS the execution of this Agreement as of the date first above written.

STONE TAN CHINA ACQUISITION CORP.

By:	/s/ Richard Tan
Richard Tan, President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:	/s/ John W. Comer, Jr.
Name:	John W. Comer, Jr., Vice President

- Signature page of Initial Stockholders immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

INITIAL STOCKHOLDERS:

SPAC TRUST

By:	/s/ Richard Tan
Richard Tan, Trustee

STONE 2007 FAMILY TRUST

By:	/s/ Susan Stone
Susan Stone, Trustee

/s/ Roger W. Stone
Roger W. Stone

SCHEDULE A

Name and Address of Initial Stockholder	Number of Common Shares	Number of Warrants
Roger W. Stone c/o Stone Tan China Acquisition Corp. Suite 1A, 11th Floor, Tower 1 China Hong Kong City 33 Canton Road Kowloon, Hong Kong	450,000	2,480,000

Stone 2007 Family Trust c/o Stone Tan China Acquisition Corp. Suite 1A, 11th Floor, Tower 1 China Hong Kong City 33 Canton Road
Kowloon, Hong Kong	3,000,000	0

SPAC Trust c/o Stone Tan China Acquisition Corp. Suite 1A, 11th Floor, Tower 1 China Hong Kong City 33 Canton Road
Kowloon, Hong Kong	5,175,000	3,720,000

EXHIBIT A

Escrow Agent Fees

SCHEDULE B

Escrow Warrants

Name	Number of Warrants

SPAC Trust	3,720,000

Roger W. Stone	2,480,000

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